Exhibit 99.1

Washington Prime Group Announces First Quarter 2021 Results
COLUMBUS, OH – May 10, 2021 – Washington Prime Group Inc. (NYSE: WPG) today reported financial and operating results for the first quarter ended March 31, 2021. The Company’s financial statements have been prepared assuming that the Company will continue as a going concern. The Company’s management has stated that there exists substantial doubt about the Company’s ability to continue as a going concern as defined by generally accepted accounting principles.

	Three Months Ended March 31,
	2021	2020
Net (loss) income per diluted share	$(2.52)	$0.16
FFO per diluted share	$(0.15)	$1.99
FFO per diluted share, as adjusted	$0.90	$1.99
A description of each non-GAAP financial measure and the related reconciliations to the comparable GAAP financial measure are provided in this press release.
First Quarter Financial Results
Net loss attributable to common shareholders for the first quarter of 2021 was $55.4 million, or $(2.52) per diluted share, compared to net income of $3.4 million, or $0.16 per diluted share, a year ago. The year-over-year (YOY) difference relates primarily to the significant impacts of tenant lease modifications and increased bad debt expense related to delinquent receivables during the first quarter of 2021 due to the ongoing COVID-19 pandemic resulting in lower YOY revenue of $20.7 million. Results for the first quarter of 2021 include legal and professional fees of $14.5 million related to the Company’s ongoing negotiations and discussions to restructure its capital structure. During the first quarter, the Company recorded a noncash charge of $12.1 million to interest expense upon its discontinuation of hedge accounting effective January 1, 2021. There were no such charges during the same quarter a year ago. Additionally, contributing to the YOY change was a reduction in gain on sales of outparcels of $24.3 million, compared to the same quarter a year ago. Partially offsetting these reductions were lower depreciation expense of $7.4 million and lower impairment charges of $1.3 million.
Funds from Operations (FFO) for the first quarter of 2021 was $(3.7) million, or $(0.15) per diluted share, which compares to $49.7 million, or $1.99 per diluted share, during the same quarter a year ago. The YOY decrease in FFO is primarily attributed to a reduction in comparable net operating income (NOI) of $25.0 million for the portfolio primarily from the negative impact of COVID-19, as well as the aforementioned $14.5 million increase in legal and professional fees and $12.1 million noncash charge to interest expense. When adjusting for this $26.6 million of fees and noncash interest, FFO, as adjusted, for the first quarter of 2021 was $22.8 million, or $0.90 per diluted share. There were no such adjustments during the first quarter of 2020.

Balance Sheet Update
As previously reported, the Company has engaged in discussions with certain holders of the Company’s Senior Notes due 2024 (the "Senior Notes") and certain other stakeholders with respect to potential deleveraging or restructuring transactions. These discussions have included negotiations of the terms and conditions of a financial restructuring (the "Restructuring") of the existing debt of, existing equity interests in, and certain other obligations of the Company and certain of its direct and indirect subsidiaries (the "Company Parties"). The Restructuring may need to be implemented pursuant to a plan of reorganization (the "Plan") to be filed in cases commenced under Chapter 11 ("Chapter 11 Cases") of the United States Bankruptcy Code (the "Bankruptcy Code"). Although the Company continues to be open to all discussions with the holders of the Senior Notes and its other stakeholders regarding a potential Restructuring, there can be no assurance we will reach an agreement regarding a Restructuring in a timely manner, on terms that are attractive to the Company, or at all. The Company expects to continue to provide quality service to its customers without interruption and work with its business partners as usual during the course of these discussions and any potential transaction.
On February 15, 2021, the Company deferred the approximately $23.2 million semi-annual interest payment on the Senior Notes and commenced a 30-day grace period under the terms of the indenture governing the Senior Notes. The Company elected to enter into the grace period in order to collaborate with its stakeholders regarding the Restructuring. On March 16, 2021, the Company entered into forbearance agreements (the "Forbearance Agreements") with certain holders of the Company’s Senior Notes and certain lenders under its corporate credit facilities, on behalf of the lenders under such facilities, pursuant to which, among other things, the forbearing parties agreed not to exercise any rights and remedies available to them under the indenture governing the Senior Notes or applicable credit agreement, as applicable, related to the missed interest payment or certain other defaults (in the case of the credit agreements) until the earlier of March 31, 2021 and the occurrence of any of the early termination events specified in the agreements (the "Forbearance Periods"). The Company has entered into additional extension periods, which have extended the Forbearance Periods to May 12, 2021. Further, the Company has since amended each applicable Forbearance Agreement because it expects to experience a default or event of default, among other things, (i) related to the maintenance of the Company's Total Unencumbered Assets compared to its Total Unsecured Indebtedness as set forth in the indenture governing the Senior Notes and (ii) related to the maintenance of (a) the Company's Total Adjusted Outstanding Indebtedness compared to its Capitalization Value and (b) the Company's Total Outstanding Unsecured Indebtedness to its Unencumbered Capitalization Value, each as set forth in the applicable credit agreement governing our corporate credit facilities. There can be no assurances that the Company will be able to continue to amend the Forbearance Agreements or extend the Forbearance Periods or that its lenders or noteholders will not accelerate the Company’s indebtedness outstanding under the Senior Notes or its credit facilities after the expiration of the Forbearance Periods. In connection with these negotiations, the Company incurred approximately $14.5 million of legal and professional costs through March 31, 2021, which have been recorded to general and administrative expense in the accompanying consolidated statements of operations and comprehensive loss for the period then ended.

The Company’s intentions are to consummate the Restructuring and to generate sufficient liquidity from the Restructuring to meet its obligations and operating needs. There can be no assurance that the Restructuring will occur or be successful. Additionally, the Company continues to focus on its initiatives to drive operational performance and work with its partners to drive revenue as the Company operates its business. If the Restructuring is unsuccessful, the Company’s cash position may not be sufficient to support daily operations or initiatives.
The uncertainty associated with the Company’s ability to meet its capital structure obligations as they become due raises substantial doubt about the Company’s ability to continue as a going concern as defined by generally accepted accounting principles.
The Company’s Board of Directors has made the decision to suspend the second quarter dividends on its common shares and operating partnership units as well as with respect to its Series H and Series I preferred shares of beneficial interest and Series I-1 preferred units of Preferred Limited Partnership Interest. The dividends will be reviewed quarterly by the Board of Directors.
Due to the aforementioned actions, the Company is not providing 2021 guidance. In addition, the Company will not host an earnings conference call this quarter.
Supplemental Information
For additional details on the Company’s results and properties, please refer to the Supplemental Information report on the investor relations section of the Company’s website. This press release as well as the supplemental information have been furnished to the Securities and Exchange Commission (SEC) in a Form 8-K.
About Washington Prime Group
Washington Prime Group Inc. is a retail REIT and a recognized leader in the ownership, management, acquisition and development of retail properties. The Company combines a national real estate portfolio with its expertise across the entire shopping center sector to increase cash flow through rigorous management of assets and provide new opportunities to retailers looking for growth throughout the U.S. Washington Prime Group® is a registered trademark of the Company. Learn more at www.washingtonprime.com.
Contacts
Investors: Investor.Relations@washingtonprime.com
Media:Media.Relations@washingtonprime.com

Non-GAAP Financial Measures
This press release includes FFO and NOI, including same property NOI growth, which are financial performance measures not defined by generally accepted accounting principles in the United States (GAAP). Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are included in this press release. FFO and comparable NOI growth are financial performance measures widely used by securities analysts, investors and other interested parties in the evaluation of REITs. The Company believes that FFO provides investors with additional information regarding operating performance and a basis to compare the Company’s performance with that of other REITs.
The Company uses FFO in addition to net income to report operating results. We determine FFO based on the definition set forth by the National Association of Real Estate Investment Trusts (NAREIT) as net income computed in accordance with GAAP, excluding real estate related depreciation and amortization, excluding gains and losses from extraordinary items and cumulative effects of accounting changes, excluding gains and losses from the sales or disposals of previously depreciated retail operating properties, excluding impairment charges of depreciable real estate, plus the allocable portion of FFO of unconsolidated entities accounted for under the equity method of accounting based upon economic ownership interest.
NOI is used by industry analysts, investors and Company management to measure operating performance of the Company’s properties. NOI represents total property revenues less property operating and maintenance expenses. Accordingly, NOI excludes certain expenses included in the determination of net income such as corporate general and administrative expense and other indirect operating expenses, interest expense, impairment charges and depreciation and amortization expense. These items are excluded from NOI in order to provide results that are more closely related to a property’s results of operations. In addition, the Company’s computation of same property NOI excludes termination income and income from outparcel sales. The Company also adjusts for other miscellaneous items in order to enhance the comparability of results from one period to another. Certain items, such as interest expense, while included in FFO and net income, do not affect the operating performance of a real estate asset and are often incurred at the corporate level as opposed to the property level. As a result, management uses only those income and expense items that are incurred at the property level to evaluate a property’s performance. Real estate asset related depreciation and amortization, as well as impairment charges, are excluded from NOI for the same reasons that they are excluded from FFO pursuant to NAREIT’s definition.
Non-GAAP financial measures have limitations as they do not include all items of income and expense that affect operations, and accordingly, should always be considered as supplemental to financial results presented in accordance with GAAP. Investors should understand that the Company’s computation of these non-GAAP measures might not be comparable to similar measures reported by other REITs and that these non-GAAP measures do not represent cash flow from operations as defined by GAAP, should not be considered as alternatives to net income determined in accordance with GAAP as a measure of operating performance and are not alternatives to cash flows as a measure of liquidity. Investors are cautioned that items excluded from these measures are significant components in understanding and addressing financial performance. Reconciliations of these measures are included in the press release.

Regulation Fair Disclosure (FD)
The Company routinely posts important information online on the investor relations section of the corporate website. The Company uses this website, press releases, SEC filings, conference calls, presentations and webcasts to disclose material, non-public information in accordance with Regulation FD. The Company encourages members of the investment community to monitor these distribution channels for material disclosures. Any information accessed through the Company’s website is not incorporated by reference into, and is not a part of, this document.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 which represent the current expectations and beliefs of management of Washington Prime Group Inc. (“WPG”) concerning the proposed transactions, the anticipated consequences and benefits of the transactions and the targeted close date for the transactions, and other future events and their potential effects on WPG, including, but not limited to, statements relating to anticipated financial and operating results, the Company’s plans, objectives, expectations and intentions, cost savings and other statements, including words such as “anticipate,” “believe,” “confident,” “plan,” “estimate,” “expect,” “intend,” “will,” “should,” “may,” and other similar expressions. Such statements are based upon the current beliefs and expectations of WPG’s management, and involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of WPG to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, without limitation; the Company has determined that there is substantial doubt about its ability to continue as a going concern; there is no assurance that the Company will be able to reach an agreement in principle regarding a restructuring, comply with the terms of any such agreement or successfully complete a restructuring contemplated thereby, creating substantial doubt about WPG’s ability to continue as a going concern; the Company may seek the protection of a bankruptcy court, which would subject it to the risks and uncertainties associated with bankruptcy and may harm the Company’s business and place its equity holders at significant risk of losing all of their investment in the Company; the Company’s limited liquidity could materially and adversely affect its business operations; changes in asset quality and credit risk; ability to sustain revenue and earnings growth; changes in political, economic or market conditions generally and the real estate and capital markets specifically; the impact of increased competition; the availability of capital and financing; tenant or joint venture partner(s) bankruptcies; the failure to increase store occupancy and same-store operating income; risks associated with the acquisition, disposition, (re)development, expansion, leasing and management of properties; changes in market rental rates; trends in the retail industry; relationships with anchor tenants; risks relating to joint venture properties; costs of common area maintenance; competitive market forces; the level and volatility of interest rates; the rate of revenue increases as compared to expense increases; the financial stability of tenants within the retail industry; the restrictions in current financing arrangements or the failure to comply with such arrangements; the liquidity of real estate investments; the impact of changes to tax legislation and WPG’s tax positions; losses associated with closures, failures and stoppages associated with the spread and proliferation of the coronavirus (COVID-19) pandemic; to qualify as a real estate investment trust; the failure to refinance debt at favorable terms and conditions; loss of key personnel; material changes in the dividend rates on securities or the ability to pay dividends on common shares or other securities; possible restrictions on the ability to operate or dispose of any partially-owned properties; the failure to achieve earnings/funds from operations targets or estimates; the failure to achieve projected returns or yields on (re)development and investment properties (including joint ventures); expected gains on debt extinguishment; changes in generally accepted accounting principles or interpretations thereof; terrorist activities and international hostilities; the unfavorable resolution of legal or regulatory proceedings; the impact of future acquisitions and divestitures; assets that may be subject to impairment charges; significant costs related to environmental issues; changes in LIBOR reporting practices or the method in which LIBOR is determined; and other risks and uncertainties, including those detailed from time to time in WPG’s statements and periodic reports filed with the Securities and Exchange Commission, including those described under “Risk Factors”. The forward-looking statements in this communication are qualified by these risk factors. Each statement speaks only as of the date of this press release and WPG undertakes no obligation to update or revise any forward-looking statements to reflect new information, subsequent events or circumstances. Actual results may differ materially from current projections, expectations, and plans, if any. Investors, potential investors and others should give careful consideration to these risks and uncertainties.

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CONSOLIDATED STATEMENTS OF OPERATIONS
Washington Prime Group Inc.
(Unaudited, dollars in thousands, except per share data)

	Three Months Ended March 31,
	2021	2020
Revenue:
Rental income	$127,544	$147,233
Other income	4,389	5,367
Total revenues	131,933	152,600

Expenses:
Property operating	(39,450)	(37,280)
Real estate taxes	(18,817)	(20,252)
Advertising and promotion	(1,649)	(1,804)
Total recoverable expenses	(59,916)	(59,336)
Depreciation and amortization	(52,255)	(59,704)
General and administrative (1)	(28,375)	(12,264)
Ground rent	(206)	(122)
Impairment loss	—	(1,319)
Total operating expenses	(140,752)	(132,745)

Interest expense, net	(51,551)	(38,635)
Gain on disposition of interests in properties, net	2,462	26,755
Income and other taxes	281	617
Loss from unconsolidated entities, net	(2,207)	(1,032)
Net (loss) income	(59,834)	7,560
Net (loss) income attributable to noncontrolling interests	(7,965)	677
Net (loss) income attributable to the Company	(51,869)	6,883
Less: Preferred share dividends declared	—	(3,508)
Less: Preferred share dividends undeclared	(3,508)	—
Net (loss) income attributable to common shareholders	$(55,377)	$3,375

(Loss) income per common share, basic and diluted	$(2.52)	$0.16

(1) Includes $14.5M of legal and professional fees associated with the restructuring

CONSOLIDATED BALANCE SHEETS
Washington Prime Group Inc.
(Unaudited, dollars in thousands)

	March 31, 2021	December 31, 2020

Assets:
Investment properties at cost	$5,728,929	$5,688,526
Construction in progress	162,943	185,275
	5,891,872	5,873,801
Less: accumulated depreciation	2,580,504	2,539,745
	3,311,368	3,334,056

Cash and cash equivalents	57,074	92,618
Tenant receivables and accrued revenue, net	102,561	132,610
Investment in and advances to unconsolidated entities, at equity	415,134	416,339
Deferred costs and other assets	142,779	129,724
Total assets	$4,028,916	$4,105,347

Liabilities:
Mortgage notes payable	$1,097,908	$1,101,653
Notes payable	711,174	710,476
Term loans	682,428	681,563
Revolving credit facility	640,742	639,976
Other indebtedness	89,588	87,807
Accounts payable, accrued expenses, intangibles, and deferred revenues	248,737	276,086
Distributions payable	331	3,323
Total liabilities	3,470,908	3,500,884

Redeemable noncontrolling interests	3,325	3,265

Equity:
Stockholders' equity
Series H Cumulative Redeemable Preferred Stock	106,126	104,251
Series I Cumulative Redeemable Preferred Stock	99,958	98,325
Common stock	2	2
Capital in excess of par value	1,310,220	1,262,524
Accumulated deficit	(968,505)	(913,128)
Accumulated other comprehensive loss	—	(12,124)
Total stockholders' equity	547,801	539,850
Noncontrolling interests	6,882	61,348
Total equity	554,683	601,198
Total liabilities, redeemable noncontrolling interests and equity	$4,028,916	$4,105,347

RECONCILIATION OF FUNDS FROM OPERATIONS
INCLUDING PRO-RATA SHARE OF UNCONSOLIDATED PROPERTIES
Washington Prime Group Inc.
(Unaudited, dollars in thousands, except per share data)

	Three Months Ended March 31,
	2021	2020
Funds from Operations ("FFO"):
Net (loss) income	$(59,834)	$7,560
Less: Preferred dividends and distributions on preferred operating partnership units	(3,568)	(3,568)
Real estate depreciation and amortization, including joint venture impact	60,964	69,769
(Gain) on disposition of interests in properties, net including impairment loss	(1,304)	(24,110)
FFO	$(3,742)	$49,651

Adjusted Funds from Operations:
FFO	$(3,742)	$49,651
Restructuring costs related to corporate debt	14,451	—
Reclassification of accumulated other comprehensive loss upon discontinuation of hedge accounting	12,124	—
Adjusted FFO	$22,833	$49,651

Weighted average common shares outstanding - diluted	25,201	24,950

FFO per diluted share	$(0.15)	$1.99
Total adjustments	$1.05	$—
Adjusted FFO per diluted share	$0.90	$1.99

RECONCILIATION OF NET OPERATING INCOME GROWTH FOR COMPARABLE PROPERTIES
INCLUDING PRO-RATA SHARE OF UNCONSOLIDATED PROPERTIES
Washington Prime Group Inc.
(Unaudited, dollars in thousands)

	Three Months Ended March 31,
	2021	2020	Variance $

Reconciliation of Comp NOI to Net (Loss) Income:
Net (loss) income	$(59,834)	$7,560	$(67,394)

Loss from unconsolidated entities	2,207	1,032	1,175
Income and other taxes	(281)	(617)	336
Gain on disposition of interests in properties, net	(2,462)	(26,755)	24,293
Interest expense, net	51,551	38,635	12,916
Operating (Loss) Income	(8,819)	19,855	(28,674)

Depreciation and amortization	52,255	59,704	(7,449)
Impairment loss	—	1,319	(1,319)
General and administrative	28,375	12,264	16,111
Fee income	(2,481)	(2,186)	(295)
Management fee allocation	51	—	51
Pro-rata share of unconsolidated joint ventures in comp NOI	14,834	17,360	(2,526)
Property allocated corporate expense	5,423	5,379	44
Non-comparable properties and other (1)	12	(1,235)	1,247
NOI from sold properties	(4)	(100)	96
Termination income	(554)	(79)	(475)
Straight-line rents, net of change in assessment of collectability	(198)	1,621	(1,819)
Ground lease adjustments for straight-line and fair market value	7	5	2
Fair market value and inducement adjustments to base rents	(933)	(985)	52
Less: Tier 2 and noncore properties (2)	(8,507)	(16,686)	8,179
Comparable NOI - Tier 1 and Open Air properties	$79,461	$96,236	$(16,775)
Comparable NOI percentage change - Tier 1 and Open Air properties			-17.4%

(1) Represents an adjustment to remove the NOI amounts from properties not owned and operated in all periods presented, certain non-recurring expenses (such as hurricane related expenses), as well as material insurance proceeds and other non-recurring income received in the periods presented. This also includes adjustments related to the rents from the outparcels sold to Four Corners and from unmanaged properties.

(2) NOI from the Tier 2 and noncore properties held in each period presented.